                                                  Exhibit 10.3
                      EMPLOYMENT AGREEMENT
                      --------------------


     This Employment Agreement (the "Agreement"), dated as of
December 6, 1993, is between Americold Corporation, an Oregon corporation ("Employer" or "Americold"), and J. Roy Coxe
("Employee").

                            RECITALS
                            --------

     Employer is engaged in the public refrigerated warehouse business. Employer desires to employ Employee on a full-time basis as a Senior Vice president and to perform the duties set forth in this Agreement. Employee desires to accept the employment.

     NOW, THEREFORE, in consideration of the mutual promises, agreements and conditions hereinafter set forth, it is agreed as follows:

     1. Employment. Employer agrees to employ Employee and Employee agrees to accept employment upon the terms and conditions hereinafter set forth. Employee represents and warrants that he knows of no reason why he is not physically capable of performing his obligations under this Agreement in accordance with its terms.

     2. Term. Subject to the termination provisions in this Agreement, the term of this Agreement will begin December 20, 1993 and will terminate on December 19, 1996.

     3. Duties. Employee will perform the duties of the Senior Vice President, Logistics, of Employer. Such duties shall include those associated with the Americold's Third-Party Logistics Strategy, and those duties as may be assigned to him from time to time by the President or the Board of Directors of Employer. Employee agrees to use his best efforts to promote the interests of Employer and to devote his entire working time, attention and energies to performance of his duties under this Agreement. Employee shall at all times faithfully and to the best of his ability perform the duties that may be required of him by Employer. During the term of this Agreement, Employee agrees not to be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. However, this Agreement shall not prevent Employee from attending to his personal investment matters, provided that such matters do not significantly affect the performance of Employee's responsibilities under the Agreement or violate the provisions of
Section 8 below. The duties of Employee shall be rendered at such places and times as the needs of Employer shall require.

Initially, Employee agrees to move to the Portland, Oregon area
by   June 6, 1994, or as otherwise agreed to by Employer, and to continue to reside there during the term of this Agreement unless otherwise agreed to by Employer.

     4. Base Compensation. Subject to Section 7 of this Agreement, employee shall receive base compensation of $12,500 per month, payable in accordance with Employer's standard payroll procedures for management employees. The base compensation shall be subject to adjustment on an annual basis in accordance with Employer's normal compensation practices.

     5. Management Incentive Plan. Employee shall be a participant in the Americold Management Incentive Plan during his employment, and in any other senior management incentive programs offered to general management as approved by the Compensation
Committee of the Board of Directors.

          Specific plan standards are to be developed around targets outlined in the A. T. Kearney study dated September 16, 1993. Current levels of bonus award range will be maintained as minimum percentages of base salary potentially available.
Current percentages range from 0% to 62% maximum, with a 37% target. Subject to the termination provisions provided below, a bonus of $23,250 will be awarded March 1, 1994, and a minimum bonus of $55,500 awarded March 1, 1995.

     6. Employee Benefits. Employer agrees to provide to Employee all employee benefits, including insurance benefits, vacation time and expense reimbursements, as are generally available to executive officers of Employer. Employer agrees to pay Employee's reasonable relocation expenses, including reasonable and customary closing expenses on a new home in the Portland, Oregon area and reasonable expenses of moving normal household goods from current residence to the Portland, Oregon area.
Employee will be responsible for the sale of his existing residence and for all expenses related to such sale.

     7.   Termination.

          (a) For Cause. Employer may terminate Employee's employment at any time for cause with immediate effect, upon delivering written notice thereof to Employee. For purposes of this Agreement, "for cause" shall include: (i) negligence, recklessness, willful misconduct or incompetence in the performance of Employee's duties; (ii) embezzlement, theft, larceny, material fraud or other acts of dishonesty (including the unauthorized disclosure of confidential information); (iii) the continued failure of Employee to render services in accordance with this
Agreement; (iv) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime that has or may have a material adverse effect on Employee's ability to carry out his duties under this Agreement or upon the reputation of Employer; (v) conduct involving moral turpitude; or (vi) material insubordination or repeated insubordination after warning by Employer. Upon termination for cause, Employer's sole and exclusive obligation will be to pay Employee his base compensation earned through the date of termination, plus any employee benefits earned through the date of termination in accordance with the applicable plans. Employee shall not be entitled to any compensation after the date of such termination.

          (b) Without Cause. Employer may terminate Employee's employment at any time without cause upon written notice. Upon termination without cause, Employer's sole and exclusive obligation will be to pay Employee as severance pay a gross sum equal to one year's base compensation, as provided in Section 4 of this Agreement, or the balance of the salary, plus bonus, provided for through the then remaining term of this Agreement, whichever is greater, plus any employee benefits earned through the date of termination in accordance with the applicable plans. Employee shall not be entitled to any other compensation or benefits after the date of such termination, except as provided under any applicable management incentive plans or stock option agreements.

          (c) Upon Death. In the event of Employee's death during the term of this Agreement, Employer's sole and exclusive obligation under this Agreement will be to pay Employee's widow, or to his estate, if he is not survived by his wife, Employee's base compensation through the last day of the month in which his death occurs, plus any employee benefits to which Employee was entitled in accordance with the applicable plans.

          (d) Upon Disability. This Agreement shall terminate, at Employer's option, upon Employee's total disability. Employee's total disability means his inability to perform his duties under this Agreement by reason of illness or accident for a period of three consecutive months. Upon termination by reason of Employee's disability, Employer's sole and exclusive obligation will be to pay Employee his base compensation, plus any employee benefits earned through the date of termination in accordance with applicable plans.

          (e) Voluntarily by Employee. If Employee voluntarily terminates his employment, Employer's sole and exclusive obligation will be to pay to Employee his base compensation earned through the date of termination, plus any employee benefits earned through the date of termination in accordance with the applicable plans. Employee shall not be entitled to any other compensation or benefits after the date of such voluntary termination.

     8.   Confidentiality; Noncompetition.

          (a) Confidentiality. Employee acknowledges that during the course of his employment by Employer, he will be exposed to, have disclosed to him and may develop information that is proprietary to Employer (the "Confidential Information"). The Confidential Information includes, but is not limited to, financial data, budgets and projections, trade secrets, information concerning the operation, design and marketing of services and processes, business and strategic plans, business procedures, customer lists, files, analyses, data, manuals, specifications, performance standards, instructions and any other proprietary material or information related to Employer, its business or operations, and the ideas and information relating thereto. Employee will at no time use or permit any non-Americold person or entity to examine, use or derive benefit from the Confidential Information except in the course of performing his duties under this Agreement. Employee shall maintain all Confidential Information in the strictest confidence, and shall take all necessary precautions needed to preserve its confidentiality. All documents and materials evidencing the Confidential Information, and copies thereof, shall at all times remain the property of Employer. Upon demand, Employee will deliver to Employer all documents and other materials which contain or pertain to the Confidential Information. The provisions of Section 8(a) shall remain in full force and effect following termination of this Agreement for any reason.

          (b) Noncompetition. Employee agrees that during the term of this Agreement and for a period of 12 months following termination of his employment for any reason, other than termination by Employer without cause, Employee will not:

               (i)       Directly or indirectly own (as a
proprietor, general or limited partner, shareholder, trust beneficiary or otherwise), manage, operate, participate in (as an employee, agent, manager, director, officer, consultant or otherwise), perform services or consult for, or otherwise carry on in any capacity whatsoever for, a business engaged in competition with Employer or any of its subsidiaries or affiliates within any jurisdiction or marketing area in which Employer or any of its subsidiaries of affiliates is doing business; or

                    (ii) Directly or indirectly induce or attempt to persuade any current or future employee, agent, manager, partner, consultant, director of, or other participant in, the business of Employer to terminate such employment or other relationship.

     9. Breach. Upon a breach by Employee of any of the terms or conditions of the confidentiality or noncompetition covenants in
Section 8, Employer shall have the right to:

               (a) Recover from Employee its actual damages incurred by reason of such breach, including attorney fees and costs;

               (b) Obtain injunctive relief to prevent the breach or continued breach of the covenants without proof of actual damages; and

               (c) Pursue any other remedy available at law or in equity.

     It is the desire and intent of the parties that the provisions of Section 8 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of Section 8 shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete those provisions or scope to the extent unenforceable. Such amendment shall apply only with respect to the operation of Section 8 in the particular jurisdiction in which such adjudication was made.

     10. Assignment. This Agreement is a personal contract and, except as specifically set forth herein, the rights and interests of Employee herein may not be sold, transferred or assigned. The rights and obligations of Employer shall be binding upon and run in favor of the successors and assigns of Employer. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, Employer shall have no further liability for payments thereunder.

     11. Waiver. The waiver by Employer of the breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

     12. Modification. No amendment, modification or discharge of this Agreement shall be valid unless it is in writing and duly executed by the parties.

     13. Construction. This Agreement shall be construed in accordance with and governed by the laws of the state of Oregon.

     14. Entire Agreement. The entire agreement between the parties is contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties. There are no promises or representations made on behalf of Employer to induce

Employee to enter into this Agreement which are not set forth herein.

     15. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be sufficient if personally delivered or mailed, postage pre-paid by same-day or overnight mail as follows:


     If to Employer:     President
                         Americold Corporation
                         7007 S. W. Cardinal Lane, Suite 135
                         Portland, Oregon 97224

     With a copy to:     Brian G. Booth
                         Tonkon, Torp, Galen, Marmaduke & Booth
                         1600 Pioneer Tower
                         888 S. W. Fifth Avenue
                         Portland, Oregon  97204-2099

     If to Employee:     J. Roy Coxe
                         Americold Corporation
                         7007 S. W. Cardinal Lane, Suite 135
                         Portland, Oregon  97224

     16. Severability. The invalidity or unenforceability of any provision hereof shall in no way effect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, this Agreement has been signed by Employer and Employee.

                         EMPLOYER

                                   AMERICOLD CORPORATION


                                   By: /s/ Ronald H. Dykehouse
                                      -------------------------
                                      Ronald H. Dykehouse
                                      President

                         EMPLOYEE

                                    /s/ J. Roy Coxe
                                    ---------------------
                                   J. Roy Coxe